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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Steven Webb and Andrew Fisher, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, to sign on his behalf a Registration Statement on Form S-8 pursuant to the Securities Act of 1933 with respect to the Ordinary Shares to be offered in connection with The Premier Farnell Performance Share Plan 2000, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing they deem necessary, advisable or appropriate in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power may be executed in counterparts.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 11th day of June 2003.

/s/ John R. Hirst                                                /s/ Andrew C. Fisher
-----------------------------------------------                  --------------------
John R. Hirst                                                    Andrew C. Fisher
Group Chief Executive and Director                               Group Finance Director and Director
(Principal Executive Officer)                                    (Principal Financial and Accounting Officer)




/s/ Sir Malcolm R. Bates                                         /s/ Michael Lester
-----------------------------------------------                  ------------------
Sir Malcolm R. Bates                                             Michael Lester
Non-Executive Director and Chairman                              Non-Executive Director




/s/ Sir Robert Horton                                            /s/ D. John S. Roques
-----------------------------------------------                  ---------------------
Sir Robert Horton                                                D. John S. Roques
Non-Executive Director and Deputy Chairman                       Non-Executive Director




/s/ Cary J. Nolan                                                /s/ William B. Korb
-----------------------------------------------                  -------------------
Cary J. Nolan                                                    William B. Korb
Non-Executive Director                                           Non-Executive Director



Premier Farnell Corp.



By: /s/ Joseph R. Daprile
    ----------------------------------
    Joseph R. Daprile
    Vice President and General Counsel
    Authorized Representative in the United States